EXHIBIT 99
News Release
For further information contact:
Geralyn DeBusk
Halliburton Investor Relations
972-458-8000

Dave & Buster’s, Inc. Reports Financial Results for
Second Quarter Ended July 31, 2011

DALLAS—September 13, 2011—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its second quarter ended July 31, 2011.

Total revenues increased 0.6% to $128.7 million in the second quarter of 2011, compared to $127.9 million in the second quarter of 2010.  The year-over-year revenue increase was driven by a 1.9% increase in comparable store sales and was partially offset by a $1.6 million decrease in revenues from non-comparable stores and other revenue sources.  Total Food and Beverage revenues decreased 1.0%, while revenues from Amusements and Other increased 2.2%.

Adjusted EBITDA increased 7.8% to $19.7 million in the second quarter of 2011 versus $18.2 million in the second quarter of fiscal 2010.

Total revenues for the 26-week period increased 2.9% to $277.3 million from $269.5 million for the comparable period last year.  This revenue increase was comprised of a 4.2% increase in comparable store sales, which was partially offset by the loss of $2.7 million in revenues associated with the late first quarter 2010 flood-related closure of the Company’s store in Nashville, Tennessee and a $0.3 million net decrease in revenues from non-comparable stores and other revenue sources.  Total Food and Beverage revenues increased 1.6% and revenues from Amusements and Other increased 4.2%.

Adjusted EBITDA for the 26-week period increased 17.9% to $53.3 million versus $45.2 million for the comparable period last year.

The Adjusted EBITDA for all periods were not adversely affected by the May 2, 2010, closure of our Nashville store as the result of coverage under our business interruption insurance policy.

“I am very proud of our results for the first half of the year,” said Steve King, Chief Executive Officer. “Growing our Adjusted EBITDA by nearly 18% is an outstanding achievement, especially given the lackluster macroeconomic environment.”

Non-GAAP Financial Measures
A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss second quarter results on Tuesday, September 13, 2011, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  To participate in the conference call please dial (877) 317-6789 a few minutes before call start time and reference conference ID# 10004073.  Canadian callers should dial (866) 605-3852; callers from all other international locations should dial 1 (412) 317-6789 to participate in the call.  Additionally, a live and archived webcast of the conference call will be available on the Company's website, www.daveandbusters.com.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s is the premier national owner and operator of 57 high-volume venues that offer interactive entertainment options for adults and families, such as skill/sports-oriented redemption games and technologically advanced video and simulation games, combined with a full menu of high quality food and beverages.  Dave & Buster’s currently has stores in 24 states and Canada.   For additional information on Dave & Buster’s, please visit www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	July 31, 2011	January 30, 2011
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$34,256	$34,407
Other current assets	53,883	42,284
Total current assets	$88,139	$76,691

Property and equipment, net	302,836	304,819

Intangible and other assets, net	381,807	383,032
Total assets	$772,782	$764,542

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$77,403	$81,877

Other long-term liabilities	105,691	96,417

Long-term debt, less current liabilities, net unamortized discount	345,417	346,418

Stockholders' equity	244,271	239,830
Total liabilities and stockholders' equity	$772,782	$764,542

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	July 31, 2011 (1)		August 1, 2010 (1)

Food and beverage revenues	$63,877	49.6%	$64,551	50.5%
Amusement and other revenues	64,787	50.4%	63,365	49.5%
Total revenues	128,664	100.0%	127,916	100.0%

Cost of products	25,745	20.0%	26,215	20.5%
Store operating expenses	76,242	59.3%	76,501	59.8%
General and administrative expenses	8,614	6.7%	17,576	13.8%
Depreciation and amortization	13,225	10.3%	12,716	9.9%
Pre-opening costs	1,431	1.1%	277	0.2%
Total operating expenses	125,257	97.4%	133,285	104.2%

Operating income (loss)	3,407	2.6%	(5,369)	-4.2%
Interest expense, net	8,213	6.3%	10,405	8.1%

Loss before income tax benefit	(4,806)	-3.7%	(15,774)	-12.3%
Income tax benefit	(1,688)	-1.3%	(6,295)	-4.9%
Net loss	$(3,118)	-2.4%	$(9,479)	-7.4%

Other information:
Stores open at end of period (2)	58		58

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended	13 Weeks Ended
	July 31, 2011	August 1, 2010

Total net loss	$(3,118)	$(9,479)
Add back: Interest expense, net	8,213	10,405
Income tax benefit	(1,688)	(6,295)
Depreciation and amortization	13,225	12,716
EBITDA	16,632	7,347

Add back: Loss on asset disposal	549	373
Share-based compensation	262	1,595
Currency transaction loss	38	51
Pre-opening costs	1,431	277
Reimbursement of affiliate expenses	175	169
Deferred amusement revenue and ticket
redemption liability adjustments	350	198
Transaction and other costs	214	8,220
Adjusted EBITDA (3)	$19,651	$18,230

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	26 Weeks Ended		26 Weeks Ended
	July 31, 2011 (1)		August 1, 2010 (1)

Food and beverage revenues	$138,139	49.8%	$135,908	50.4%
Amusement and other revenues	139,128	50.2%	133,583	49.6%
Total revenues	277,267	100.0%	269,491	100.0%

Cost of products	54,044	19.5%	54,078	20.1%
Store operating expenses	155,613	56.1%	155,574	57.7%
General and administrative expenses	17,425	6.3%	26,194	9.7%
Depreciation and amortization	26,295	9.5%	25,216	9.4%
Pre-opening costs	2,171	0.8%	1,466	0.5%
Total operating expenses	255,548	92.2%	262,528	97.4%

Operating income	21,719	7.8%	6,963	2.6%
Interest expense, net	16,456	5.9%	15,753	5.8%

Income (loss) before provision (benefit) for income taxes	5,263	1.9%	(8,790)	-3.2%
Income tax provision (benefit)	1,663	0.6%	(3,222)	-1.2%
Net income (loss)	$3,600	1.3%	$(5,568)	-2.0%

Other information:
Stores open at end of period (2)	58		58

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	26 Weeks Ended	26 Weeks Ended
	July 31, 2011	August 1, 2010

Total net income (loss)	$3,600	$(5,568
Add back: Interest expense, net	16,456	15,753
Provision (benefit) for income taxes	1,663	(3,222
Depreciation and amortization	26,295	25,216
EBITDA	48,014	32,179

Add back: Loss on asset disposal	977	573
Share-based compensation	622	1,846
Currency transaction gain	(157)	(34
Pre-opening costs	2,171	1,466
Reimbursement of affiliate expenses	240	357
Deferred amusement revenue and ticket
redemption liability adjustments	968	428
Transaction and other costs	451	8,380
Adjusted EBITDA (3)	$53,286	$45,195

NOTE

(1) As previously reported by the Company, on June 1, 2010, affiliates of Oak Hill Capital Partners acquired all of the outstanding capital stock of our direct parent, Dave & Buster’s Holdings, Inc.  Accounting principles generally accepted in the United States require operating results for the Company prior to the June 1, 2010 acquisition to be presented as Predecessor’s results in the historical financial statements.  Operating results for the Company subsequent to the June 1, 2010 acquisition are presented or referred to as Successor’s results in our historical financial statements.  References to the 13 week period ended August 1, 2010 included in this release, relate to the 62 day period ended August 1, 2010 in the Successor period and the 29 day period ended May 31, 2010 in the Predecessor period.  References to the 26 week period ended August 1, 2010 included in this release, relate to the 62 day period ended August 1, 2010 in the Successor period and the 120 day period ended May 31, 2010 in the Predecessor period.  References to the 13 week and 26 week periods ended July 31, 2011 included in this release, relate to the Successor periods.  The results for the Successor periods include the impacts of purchase accounting.

(2) The number of stores open at July 31, 2011 includes our store in Orlando, Florida which opened on July 18, 2011.  The store counts as of the end of both fiscal periods include one franchise location in Canada and our location in Nashville, Tennessee, which remains closed as of July 31, 2011 and is expected to reopen in the fourth quarter of 2011.  The store count as of August 1, 2010, includes a store in Dallas, Texas which was permanently closed on May 2, 2011.

(3) EBITDA, a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net) and depreciation and amortization.  Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA plus (gain) loss on asset disposal, share-based compensation expense, pre-opening costs, reimbursement of affiliate expenses, and other non-cash or non-recurring charges.  The company believes that EBITDA and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance.  In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our senior secured credit facility and indentures relating to the Company’s senior notes.  Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.